Exhibit 13.1

Certification

April 13, 2016

The certification set forth below is being submitted to the Securities and Exchange Commission in connection with the Annual Report on Form 20-F for the year ended December 31, 2015 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Jordan Wu, the President and Chief Executive Officer of Himax Technologies, Inc., and Jackie Chang, the Chief Financial Officer of Himax Technologies, Inc., each certifies that, to the best of his or her knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Himax Technologies, Inc.

By:	/s/ Jordan Wu
	Name:	Jordan Wu
	Title:	President and Chief Executive Officer

By:	/s/ Jackie Chang
	Name:	Jackie Chang
	Title:	Chief Financial Officer